OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement"), is made as of the 6th day of April, 1998, by and between KAVOURAS, INC., a Minnesota corporation whose address is 11400 Rupp Drive, Burnsville, MN 55337 ("Kavouras") and EARTHWATCH COMMUNICATIONS, INC., a Minnesota corporation whose address is Woodland Office Building, 17113 Minnetonka Boulevard, Suite 120, Minnetonka, MN 55345 ("EarthWatch").

         WHEREAS, EarthWatch has developed and is the owner of certain software which and Kavouras desires to obtain the option to license such software from EarthWatch, under the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Option to Acquire License. EarthWatch hereby grants to Kavouras the exclusive right and option ("Option"), to be exercised on or before the end of the Option Term (as set forth in Section 2 hereof), to acquire an exclusive, twenty (20) year, royalty-free license under the Licensed Rights (as hereinafter defined) to make, have made, use, market, license, sublicense, distribute, reproduce, copy, sell and incorporate into derivative works the Licensed Products (as defined hereinafter), the territory of such license to be the United States and Canada. As used herein, the term "Licensed Rights" means:

         (1) U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather," any patent resulting from a continuation application, continuation-in-part application, divisional application, re-examination application, re-issue application or foreign application related to the subject matter of U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather;"

         (2) all other patents covering the manufacture, use or sale of the Licensed Products;

         (3)  all copyrights related to the Licensed Products;

         (4)  all mask work registrations related to the Licensed Products;

         (5) all trade secrets, know-how and show-how related to the Licensed products;

         (6)  all shop rights related to the Licensed Products; and

         (7) any and all other rights now owned or hereafter acquired by EarthWatch related to the Licensed Products.

         As used herein, the term "Licensed Products" means:

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         (1)  EarthWatch's  Reality 3d  Realtime  Software  (including,  without limitation, Reality 3D textured skylines and the product referred to internally by EarthWatch as "virtual set");

         (2) EarthWatch's SchoolWatch Software (or all work-in-progress thereon to the extent incomplete);

         (3) EarthWatch's StormWatch Software (provided that the license to this software product, only, shall be non-exclusive);

         (4)  EarthWatch's Showmaker Software;

         (5) all enhancements, other software, modules and components used to produce real time three-dimensional and fly-through effects used in television broadcast, including those necessary to create a fully functional on-air news and weather graphics system (excluding EarthVision, also known as WorldScape);

         (6) all manuals or other documentation pertaining to any of the foregoing; and

         (7) all derivative works or other products developed by or for Kavouras which relate in any way to any of the foregoing.

         EarthWatch hereby acknowledges the receipt of the sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000) in consideration for the option granted herein and for a current license under the Licensed Rights of the Licensed Products throughout the world except for the United States and Canada pursuant to a separate agreement. The parties have agreed that Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) of the foregoing payment has been escrowed pursuant to a escrow agreement of even date herewith.

         2. Option Term. The term of the Option (the "Option Term") shall commence as of the date hereof and shall terminate at midnight on June 20, 1998.

         3. Exercise of Option. The Option shall be deemed fully exercised if written notice of election to exercise is given by Kavouras to EarthWatch and the License Fee (as defined hereinafter) is paid at any time prior to expiration of the Option Term. Notice shall be given as provided in Section 8 of this Agreement. The date on which Kavouras exercises the Option shall be referred to as the "Exercise Date". If Kavouras exercises the Option, EarthWatch and Kavouras agree to enter into the License Agreement (as defined hereinafter) according to the terms and conditions hereafter described.

         4. One-Time License Fee. If the Option is exercised, Kavouras shall pay to EarthWatch as a one-time license fee the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "License Fee").

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         5.  License  Agreement.  Upon notice from  Kavouras  that it intends to exercise the Option, the parties shall schedule a closing, to occur prior to expiration of the Option Term, at which time Kavouras shall pay the License Fee and EarthWatch and Kavouras shall enter into a license agreement in the form attached hereto as Exhibit A, provided only that the "Territory" under such
license   agreement  shall  be  the  United  States  and  Canada  (the  "License
Agreement").

         6. EarthWatch's Representations and Warranties. EarthWatch makes the following representations and warranties to Kavouras that, as of the date hereof:

         (a) The individuals executing this Agreement on behalf of EarthWatch have the requisite authority to execute this Agreement and such other documents as are contemplated or to be delivered by EarthWatch herein, and to bind EarthWatch thereto; and EarthWatch has the full and complete authority to perform its obligations hereunder and under the License Agreement, when executed;

         (b) EarthWatch is the sole and exclusive owner, free from any liens, security interests or other encumbrances or claims of third parties, of the Licensed Products, including all copyright and other proprietary rights therein, and of the ideas, procedures, processes, systems, methods of operation and concepts which are embodied therein. EarthWatch has been granted such rights under U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather," and the license of the Licensed Products, the option to acquire which is granted herein or the use of the Licensed Products for the purposes permitted under such license, if acquired, will not constitute an infringement of any third party's intellectual property rights or constitute a breach of any agreement between EarthWatch and any third party, including, without limitation, that certain Reseller License Agreement by and between EarthWatch and WSI Corporation, as amended, that certain Software License Agreement by and between EarthWatch and Weather Central, Inc. and that certain Exclusive Distributor Agreement for EarthWatch Products in the Government Market by and between EarthWatch and Sterling Software (U.S.), Inc.;

         (c) The Licensed Products, and all portions thereof, are free from material defects in material and workmanship and will, without modification or supplementation, permit the user thereof to create real-time 3D images of terrain and associated weather from data supplied by or to the user, provided that Kavouras acknowledges that the current version of the Licensed Products will not permit the user thereof to create real-time 3D images of terrain and associated weather from data supplied by or to the user using Kavouras data and that Kavouras and EarthWatch are in the process, pursuant to a Consulting Agreement, of creating the data interface to permit such functionality;

         (d) There are no licenses, contracts, purchase agreements, options or other agreements relating to the Licensed Property other than as listed on the attached Exhibit B;

         (e) EarthWatch has entered into no agreements which would conflict with, prohibit or limit the license to be granted upon exercise of the Option;

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         (f)  EarthWatch  has  provided   notice  to  WSI   Corporation  of  the
non-renewal of that certain Reseller License Agreement by and between EarthWatch and WSI Corporation dated as of June 7, 1994, as amended, and accordingly after June 7, 1998 WSI Corporation will have no further rights under such agreement; and

         (g) EarthWatch is not in default in the performance of any of EarthWatch's obligations to any third parties, including under any easement agreement, covenant, condition, restriction or other instrument relating to the Licensed Products.

         7. Activities Prior to Expiration of Option Term. From and after the date hereof until the exercise of the Option or the expiration of the Option Term, EarthWatch shall not enter into any agreement, amend or extend any agreement, or take or fail to take any other action which would impair, limit or restrict the rights to be granted to Kavouras under the License Agreement or prohibit EarthWatch from fully and timely performing its obligations hereunder.

         8. Notices. All notices provided for in this Agreement shall be in writing. The notice shall be effective when personally delivered at the address set forth in the first paragraph hereof. If a party delivers a notice provided for in this Agreement in a different manner than described in the preceding sentence, notice shall be effective as of the date the other party actually receives the notice.

         9. Governing Law. This Agreement has been made under the laws of the State of Minnesota and such laws shall control its interpretation.

         10. Assignment. Neither party may assign its interest under this Agreement without the prior written consent of the other, provided, however, that Kavouras may assign its interest to an affiliate of Kavouras or a corporation, partnership or other entity which acquires all or substantially all of the assets of Kavouras. The parties hereto acknowledge and agree that the benefits, but not the burdens, of the interests of Kavouras in this Agreement have been assigned to DTN Market Communications Group, Inc. ("DTN") pursuant to that certain Agreement Regarding Purchase of Contract and Contract Rights ("Assignment") dated March 30, 1998, among Kavouras, DTN and Data Transmission Network Corporation, subject to such beneficial interests and rights reverting back to Kavouras as provided in the Assignment; and that DTN shall have no liabilities or obligations under this Agreement except the obligation to Kavouras to pay the EarthWatch Payments as defined in and provided for in the Assignment. While this Assignment remains in effect, EarthWatch shall send copies of all notices given to Kavouras hereunder to Data Transmission Network Corporation, 9110 West Dodge Road, Suite 200, Omaha, NE 68114, Attention Greg T. Sloma, President.

         11. Counterparts. This Agreement and any amendments to this Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

         12. No Joint Venture, Partnership. EarthWatch and Kavouras, by entering into this Agreement and consummating the transactions contemplated hereby, shall not be considered joint venturers or partners.

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         13.  Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         14. Business Days. In the event that any deadline or performance date set forth in this Agreement falls on a Saturday, Sunday or date that Norwest Bank Minnesota is closed for a banking holiday, such deadline or performance date shall be deemed to be postponed to the next business day thereafter.

         15. Setoff. The parties agree that, if and to the extent that claims of third parties against EarthWatch or the Licensed Products jeopardize the ability of EarthWatch to perform or prevent EarthWatch from performing its obligations under the License Agreement to be entered into pursuant to this Option Agreement, Kavouras may (after exhausting the amounts placed in escrow for such purpose pursuant to an escrow agreement by and between EarthWatch and Kavouras of even date herewith) pay and settle such claims and setoff any such amounts so paid against the amounts payable to EarthWatch under paragraph 4 hereof.

         EXECUTED by the parties hereto effective the day and year first above written.

                                 KAVOURAS, INC.



                                 By:/s/ Laura Burrow
                                    ---------------------------------
                                    Laura Burrow, Chief Operating Officer



                                 EARTHWATCH COMMUNICATIONS, INC.



                                 By:/s/ Craig Burfeind
                                    ---------------------------------
                                    Craig Burfeind, President

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